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                                                                    Exhibit 11.1

               ALPHA TECHNOLOGIES GROUP, INC., AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE
    FOR THE QUARTERS AND NINE MONTHS ENDED JULY 27, 1997 AND JULY 26, 1998

                                  (Unaudited)
                     (In Thousands, Except per Share Date)




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
                                                                      Quarter Ended                          Nine Months Ended
                                                               ---------------------------             ---------------------------
                                                               July 27,            July 26,            July 27,            July 26,
                                                                 1997                1998                1997                1998
                                                               -------             -------             -------              ------
Shares:
     Weighted average common shares outstanding                  6,687               6,728               6,679               6,707

     Net common shares issuable on exercise of
        stock options                                               61                  --                  --                 129
                                                               -------             -------             -------              ------
Weighted average common and common equivalent
   shares outstanding                                            6,748               6,728               6,679               6,836
                                                               =======             =======             =======              ======

Income before income from discontinued operation                  (128)            $  (453)            $(2,309)             $  453
Gain on sale of discontinued operation                             610                   -                 610                   -
Income (loss) from discontinued operation                          (30)                  -                  54                   -
                                                               -------             -------             -------              ------
Net income                                                     $   452             $  (453)            $(1,645)             $  453
                                                               =======             =======             =======              ======
Basic net income per common and common equivalent
   share:
Income before income from discontinued operation               $ (0.02)            $ (0.07)            $ (0.35)             $ 0.07
Gain on sale of discontinued operation                            0.09                   -                0.09                   -
Income from discontinued operation                                   -                   -                0.01                  --
                                                               -------             -------             -------              ------
   Basic net income                                            $  0.07             $ (0.07)            $ (0.25)             $ 0.07
                                                               =======             =======             =======              ======



Diluted net income per common and common
   equivalent share:
Income before income from discontinued operation               $ (0.02)            $ (0.07)            $ (0.35)             $ 0.07
Gain on sale of discontinued operation                            0.09                   -                0.09                   -
Income from discontinued operation                                   -                   -                0.01                  --
                                                               -------             -------             -------              ------
   Dilued net income                                           $  0.07             $ (0.07)            $ (0.25)             $ 0.07
                                                               =======             =======             =======              ======
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